Exhibit 99.1

SURVIVAL DATA IN FDA APPROVAL FOR ERBITUX® (CETUXIMAB)
SUPPORTS USE AS A SINGLE AGENT IN PATIENTS WITH ADVANCED
COLORECTAL CANCER

New York, NY – October 2, 2007 – ImClone Systems Incorporated (NASDAQ: IMCL) and Bristol-Myers Squibb Company (NYSE: BMY) today announced that the U.S. Food and Drug Administration (FDA) has approved an update to the ERBITUX® (Cetuximab) product labeling to include overall survival data as a single agent in epidermal growth factor inhibitor (EGFR)-expressing metastatic colorectal cancer (mCRC) patients after failure of both irinotecan- and oxaliplatin-based regimens.

The approval of the supplemental biologics license application (sBLA) is based on prolonged overall survival from a large, randomized, multicenter, Phase III trial comparing ERBITUX plus best supportive care (BSC) to BSC alone in 572 EGFR-expressing mCRC patients after failure of irinotecan- and oxaliplatin-based regimens.  BSC was considered to be all approved palliative therapies designed to alleviate pain and treat other effects caused by mCRC in this patient population.

“We are very pleased that the FDA has recognized these data as the second disease setting where ERBITUX has improved overall survival – which is the ultimate goal of all cancer therapies,” said Eric K. Rowinsky, M.D., Chief Medical Officer and Senior Vice President of ImClone Systems.  “This approval for ERBITUX as a monotherapy offers an additional treatment option for an expanded patient population, specifically, patients who have failed both irinotecan- and oxaliplatin-based chemotherapy regimens.”

“ERBITUX is now the only approved biologic therapy to demonstrate improved overall survival as a single agent in patients with metastatic colorectal cancer,” said Martin Birkhofer, M.D., Vice President, Oncology Global Medical Affairs, Bristol-Myers Squibb.  “We continue to be encouraged by the benefits of ERBITUX in metastatic colorectal cancer, and are actively exploring its potential in other tumor types.”

About Colorectal Cancer

In the U.S., approximately 154,000 people will be diagnosed with cancer of the colon or rectum this year.  More than half of these patients have metastatic disease, or cancer that has spread to other organs, at the time of diagnosis.  EGFR is expressed in 60-80 percent of colorectal cancer tumors.  Colorectal cancer is the third most common cancer in both men and women, excluding skin cancer.

About ERBITUX® (Cetuximab)

ERBITUX is a monoclonal antibody (IgG1 Mab) designed to inhibit the function of a molecular structure expressed on the surface of normal and tumor cells called the epidermal growth factor receptor (EGFR, HER1, c-ErbB-1).  In vitro assays and in vivo animal studies have shown that binding of ERBITUX to the EGFR blocks phosphorylation and activation of receptor-associated kinases, resulting in inhibition of cell growth, induction of apoptosis, and decreased matrix metalloproteinase and vascular endothelial growth factor production.  In vitro, ERBITUX can mediate antibody-dependent cellular cytotoxicity (ADCC) against certain human tumor types.  While the mechanism of ERBITUX’s anti-tumor effect(s) in vivo is unknown, all of these processes may contribute to the overall therapeutic effect of ERBITUX.  EGFR is part of a signaling pathway that is linked to the growth and development of many human cancers, including those of the head and neck, colon and rectum.

ERBITUX, as a single agent, is indicated for the treatment of EGFR-expressing, metastatic colorectal carcinoma (mCRC) after failure of both irinotecan-and oxaliplatin-based regimens.  ERBITUX, as a single agent, is also indicated for the treatment of EGFR-expressing mCRC in patients who are intolerant to irinotecan-based regimens.

For full prescribing information, including boxed WARNINGS regarding infusion reactions and cardiopulmonary arrest, visit http://www.ERBITUX.com.

IMPORTANT SAFETY INFORMATION

Grade 3/4 infusion reactions occurred in approximately 3% of patients receiving ERBITUX (Cetuximab) in clinical trials with fatal outcome reported in less than 1 in 1000.  Reactions characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, hypotension, loss of consciousness, and/or cardiac arrest.  Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy

Most reactions (90%) were associated with the first infusion of ERBITUX despite premedication with antihistamines.  Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions.  Monitor patients for 1-hour following ERBITUX infusions in a setting with resuscitation equipment and other agents necessary to treat anaphylaxis (e.g., epinephrine, corticosteroids, intravenous antihistamines, bronchodilators, and oxygen).  Longer observation periods may be required in patients who require treatment for infusion reactions

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in 4 of 1570 (<0.5%) of patients receiving ERBITUX in clinical trials.  Permanently discontinue ERBITUX where ILD is confirmed.

In clinical studies of ERBITUX, dermatologic toxicities, including acneform rash, skin drying and fissuring, paronychial inflammation, infectious sequelae (eg, S. aureus sepsis, abscess formation, cellulitis, blepharitis, cheilitis), and hypertrichosis occurred in patients receiving ERBITUX therapy.  Acneform rash occurred in 76-88% of 1373 patients receiving ERBIUTX in clinical trials. Severe acneform rash occurred in 1-17% of patients.  Acneform rash usually developed within the first two weeks of therapy and resolved in a majority of the patients after cessation of treatment, although in nearly half, the event continued beyond 28 days.  Monitor patients receiving ERBITUX for dermatologic toxicities and infectious sequelae.  Sun exposure may exacerbate these effects

In women of childbearing potential, appropriate contraceptive measures must be used during treatment with ERBITUX and for 6 months following the last dose of ERBITUX. If ERBITUX is used during pregnancy or if patients become pregnant while receiving ERBITUX, patients should be apprised of the potential risk for loss of pregnancy or potential hazard to the fetus

Hypomagnesemia occurred in 55% (199/365) of patients receiving ERBITUX and was severe (NCI CTC grades 3 & 4) in 6-17%.  The onset of hypomagnesemia and accompanying electrolyte abnormalities occurred days to months after initiation of ERBITUX.  Monitor patients periodically for hypomagnesemia, hypocalcemia and hypokalemia, during and for at least 8 weeks following the completion of ERBITUX.  Replete electrolytes as necessary

The most serious adverse reactions associated with ERBITUX in mCRC patients are infusion reactions, dermatologic toxicity, sepsis, renal failure, interstitial lung disease, and pulmonary embolus.

The most common adverse reactions with ERBITUX (incidence >25% in the ERBITUX plus best supportive care arm (BSC)) (n=288) vs. BSC (n=274), respectively, were fatigue (89%, 76%), rash/desquamation (89%, 16%), abdominal pain (59%, 52%), pain-other (51%, 34%), dry skin (49%, 11%), dyspnea (48%, 43%), constipation (46%, 38%), pruritus (40%, 8%), diarrhea (39%, 20%), vomiting (37%, 29%), infection without neutropenia (35%, 17%), headache (33%, 11%), fever (30%, 18%), insomnia (30%, 15%), cough (29%, 19%), dermatology-other (27%, 6%), and stomatitis (25%, 10%).

About ImClone Systems

ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.  For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

ERBITUX® is a registered trademark of ImClone Systems Incorporated.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies designed to extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are an important cornerstone of care today. Hundreds of scientists at Bristol-Myers Squibb’s Pharmaceutical Research Institute are studying ways to improve current cancer treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. There can be no guarantee that the clinical development of the use of ERBITUX for the treatment of other tumor types will be successful. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2006, in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media and Investor Contacts:

Rebecca Gregory Corporate Communications ImClone Systems Incorporated Tel: (646) 638-5058 Rebecca.Gregory@imclone.com	Madeline Malia Media Bristol-Myers Squibb Tel: (609) 252-3347 Madeline.Malia@bms.com

Tracy Henrikson Corporate Communications ImClone Systems Incorporated Tel: (908) 243-9945 Tracy.Henrikson@imclone.com	Tony Plohoros Media Bristol-Myers Squibb Tel: (609) 252-7938 Tony.Plohoros@bms.com

John Elicker Investors Bristol-Myers Squibb Tel: (212) 546-3775 John.Elicker@bms.com